MUHLENKAMP FUND
                     12300 Perry Highway
                      Wexford, PA 15090

Dear Shareholder:

You are cordially invited to attend the Special meeting of the Shareholders of the Muhlenkamp Fund (A Series of the Wexford Trust), which will be held on May 28, 1998 at 10:00 A.M., Eastern Standard Time, at The Chadwick in Ballroom C, 1 Wexford Square, Wexford, PA, 15090.

The matters to be acted upon at the meeting:

(1)  Election of Trustees;

(2) One proposed change to your Fund's fundamental investment restriction permitting it to purchase or sell options on securities, which would not alter your Fund's investment objectives;

(3)  Any other business properly brought before the meeting.

Although we would like very much to have each shareholder attend the special meeting, we realize this is not possible. Whether or not you plan to be present at the meeting, we need your vote. We urge you to complete, sign and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose.

If you return your proxy promptly, you can help your Fund avoid the expense of follow-up mailings to achieve a quorum so that the meeting can be held. If you decide between now and the meeting date that you can attend the meeting in person, you can revoke your proxy at that time and vote your shares at the meeting.

If your shares are held in street name, only your bank or broker can vote your shares, and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct him or her to execute the proxy card today.

We look forward to seeing you at the meeting or receiving your proxy so that your shares may be voted at the meeting.

Sincerely yours,


Ronald H. Muhlenkamp, President

April 15, 1998
                       MUHLENKAMP FUND
                     12300 Perry Highway
                      Wexford, PA 15090


          NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on May 28, 1998.

Notice is hereby given that a joint special meeting (the "Meeting") of shareholders of the Muhlenkamp Fund (A Series of the Wexford Trust) will be held on May 28 at 10:00 a.m. Eastern Time at The Chadwick in Ballroom C, 1 Wexford Square, Wexford, PA, 15090, for the following purposes:

1. To elect Trustees, as described in part I of the attached Proxy statement (p 1).

2. To approve one proposed change to the Fund's fundamental investment restriction permitting it to purchase or sell options on securities, which would not alter the Fund's investment objectives.

3. To transact any other business which may properly come before the Meeting or any adjournments thereof.

The close of business March 6, 1998 has been fixed as the record date for the determination of shareholders of the Muhlenkamp Fund (A Series of the Wexford Trust) entitled to notice of and to vote at the Meeting or any adjournments thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN WITHOUT DELAY AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT THEIR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR PROMPT ATTENTION TO THE ENCLOSED PROXY WILL HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

By order of the Board of Trustees.


Jean A. Leister


Secretary

April 15, 1998






        Muhlenkamp Fund-A Series of the Wexford Trust
                     12300 Perry Highway
                     Wexford, PA  15090

                       PROXY STATEMENT

The enclosed proxy is solicited by the Trustees of Muhlenkamp Fund (the "Fund") for use at the 1998 Special Meeting of Shareholders to be held on May 28, 1998, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders of record at the close of business on March 6, 1998, are entitled to be present and to vote at the meeting or any adjourned session thereof. The Notice of Meeting, Proxy and the Proxy Statement have been mailed to such shareholders of record on or about April 15, 1998.

A copy of the Annual Report of the Fund for its most recent fiscal year, including financial statements, and a Prospectus dated 3/1/98 accompanies this Proxy Statement. A representative of Deloitte & Touche LLP, Auditors of the Fund, is expected to be present at the meeting with the opportunity to make statements and to respond to appropriate questions.

Each full share of beneficial interest is entitled to one vote. Shares represented by duly executed proxies will be voted for the election of the persons named herein as Trustees, unless such authority has been withheld. With respect to the other matters specified in the proxy, shares will be voted in accordance with the instructions made. If no instructions are made, the proxy will be voted for the matter specified in the proxy. Proxies may be revoked at any time before they are voted by a written revocation received by the Secretary of the Fund, by properly executing a later-dated proxy or by attending the meeting and voting in person.

1.     ELECTION OF TRUSTEES

The nominees named below are proposed to fill vacancies in the board of trustees. Their names, ages, and description of their principal occupation are set forth in the table below. Ronald H. Muhlenkamp is currently a Trustee of the Fund and was elected by the shareholders of the Fund on November 18, 1988. The nominees have never served as Trustees of the Fund. Mr. Belle and Mr. Rice are retiring from the board after nine years service.

The term of office of each person elected as Trustee will be until the next meeting held for the purpose of electing Trustees or until his or her successor is elected and qualified. Each of the nominees has agreed to serve as a Trustee if elected. If any of the nominees should be unavailable for election at the time of the meeting, the persons named as proxies will vote unmarked proxies and those marked for the unavailable Trustee for such other nominee as the present Trustees may recommend.




NOMINEES &                        PRINCIPAL
CURRENT                           OCCUPATION
TRUSTEES               AGE        FOR THE LAST     BUSINESS EXPERIENCE
                                  FIVE YEARS
Alfred E.              61         Management   1959 Bachelor of Science,
Kraft,                            Consultant,  Civil Engineering,
(Nominee)                         to           Pennsylvania State
                                  manufacturin University
                                  g,           1969 Masters of Business
                                  distribution Administration, Harvard
                                  , and        1959 Design Engineer,
                                  service      Koppers Company, Inc.
                                  businesses   1961 Chief Engineer, Radio
                                  with         Construction Company
                                  industrial   1969 Assistant to the
                                  or           President, Presidential
                                  commercial   Homes, Inc.
                                  product      1971 Financial Manager,
                                  lines.       Westinghouse Electric
                                               Corp.
                                  202 Fan      1974 Manufacturing
                                  Hollow Rd    Manager, Ringsdorff
                                  Uniontown,   Corporation
                                  PA 15401     1977, General Manager,
                                               Pittsburgh Sheet Metal,
                                               Inc.
                                               1979 President Malsbary
                                               Manufacturing Company
                                               1990 Assistant Professor
                                               of Business
                                               Administration,
                                               Pennsylvania State
                                               University
                                               1986 - Present, Management
                                               Consultant
Terrence               50         President,   1969 Bachelor of Science
McElligott                        West Penn    Degree in Journalism,
(Nominee)                         Brush &      Ohio University
                                  Supply, Inc. 1971 Master of Arts in
                                  4103 Penn    teaching,  University of
                                  Ave          Pittsburgh
                                  Pittsburgh,  1971 Teacher, National
                                  PA 15224     Teachers Corps.
                                               1973 Director of
                                               Education, Community Human
                                               Services Corporation
                                               1976Executive Director,
                                               Alpha House
                                               1979 President, West Penn
                                               Brush & Supply, Inc.

* Ronald H.            54         President,   1966, Bachelor of Science
Muhlenkamp                        Muhlenkamp & Degree in Engineering from
(Present                          Company      M.I.T.
Trustee)                          12300 Perry  1968, Masters in Business
                                  Highway      Administration from the
                                  Wexford, PA  Harvard Business School
                                  15090
                                               Chartered Financial
                                               Analyst.

                                               1968, Fundamental
                                               portfolio analyst, Berkley
                                               Dean & Co.

                                               1970, portfolio analyst at
                                               Integon Corporation,

                                               1975, Senior Portfolio
                                               Manager by C.S. McKee and
                                               Company

                                               1977, founded Muhlenkamp
                                               and Company.


* Indicates an interested trustee as defined under the 1940
Act, Section 2(A)(19). Ron Muhlenkamp serves as a principal officer and investment professional of Muhlenkamp & Company
Inc., the investment advisor, over the past five years.

  The following persons served as principal officers of the Fund over the last five years. Their mailing address is
      Muhlenkamp Fund, P.O. Box 598, Wexford, PA 15090.










OFFICERS OF THE       OFFICE            AGE           BUSINESS
MUHLENKAMP FUND                                      EXPERIENCE
* Ronald H.           President         54         Founder &
Muhlenkamp                                         President
                                                   Muhlenkamp &
                                                   Company
John H. Kunkle        Treasurer         35         1985 Bachelor
                                                   of Arts in
                                                   Economics,
                                                   Denison
                                                   University
                                                   1985 Branch
                                                   Manager, Dollar
                                                   Bank
                                                   1991 Masters of
                                                   Business
                                                   Administration
                                                   from University
                                                   of Pittsburgh
                                                   1992, Analyst,
                                                   Muhlenkamp &
                                                   Company
Jean A. Leister       Secretary         51         1964 Office
                                                   Manager, Body-
                                                   Borneman
                                                   Insurance
                                                   1967 Secretary,
                                                   Pennsylvania
                                                   State
                                                   University
                                                   1986 Executive
                                                   Secretary, U.S.
                                                   Administrators
                                                   1986 Manager /
                                                   Administrative
                                                   Assistant,
                                                   Muhlenkamp &
                                                   Company

None of the Trustees of the Fund receive any fees associated with their duties.

During fiscal 1997 the board of the trustees of The Fund met three times and all of the trustees were present at the meetings.

The fund has no standing audit, compensation or nomination committees.





         FUND SHARES OWNED BY TRUSTEES AND OFFICERS

The total amount of Fund shares beneficially owned by each Trustee as of December 31, 1997 and the year in which each individual became a trustee appears below.



NAME               YEAR FIRST      BOARD STATUS    OWNERSHIP OF
                   ELECTED AS                      SHARES OF THE
                     TRUSTEE                       FUND AS OF
                                                   12/31/97
Edgar C. Belle        1988           Retiring             0

Alfred E. Kraft        N/A            Nominee         1,813.435

Terrence               N/A            Nominee        14,302.275
McElligott

Ronald H.             1988            Active        18,514.020 *
Muhlenkamp
                      1988           Retiring             0
Richard R. Rice


*Includes 11,505.290 shares held in the Muhlenkamp & Company
Pension Plan.



                   THE MANAGEMENT CONTRACT

The Fund retains Muhlenkamp & Company, Inc. a Pennsylvania corporation principally owned by Ronald H. Muhlenkamp, as investment advisor under an annual contract. Muhlenkamp & Company, located at 12300 Perry Hwy., Wexford, Pennsylvania, 15090, and the Fund share facilities, space and staff with each other. As of the date of this proxy, Muhlenkamp & Company, Inc. is under contract to provide investment management and advice to individual and institutional clients, in addition to the Fund.

The advisor is registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940. Accordingly, the advisor files periodic reports, which are available for public inspection. Mr. Ronald H. Muhlenkamp is the principal officer and investment professional at Muhlenkamp & Company, Inc. and the Fund. The advisor receives a fee from the Fund equal to 1% per annum of the average daily market value of its net assets.

Under terms of the advisory agreement, total Fund expenses cannot under any circumstances exceed 2% of the Fund's net assets. Should actual expenses incurred ever exceed the 2% limitation, the advisor shall pay such excess expenses. Should the net assets of the Fund exceed $100 Million, total Fund expenses on the assets over $100 Million shall be limited to 1.5%. The advisor shall pay any excess expenses.

The management contract dated July 6, 1988 was approved by the shareholders on that date and was last approved by the Trustees on November 21, 1997.

Management fee paid to Muhlenkamp & Company for the one year period ended 12/31/97: $810,448


2.     CHANGE TO COMPANY'S INVESTMENT RESTRICTIONS

The Trustees are recommending that the shareholders approve a change to the Fund's fundamental investment restrictions to allow the Fund to purchase and sell put and call options on stock or bonds.

The Fund's present Investment Policy states that the Fund's investments will normally consist of a diversified list of common stocks. The Fund may also invest in fixed-income or debt securities from time to time. The change would revise the policy to allow the Fund to purchase and sell put and call options on stocks or bonds. We are recommending the change because the premiums offered on some option contracts are attractive relative to interest rates on bonds and other investments.

                GENERAL DISCUSSION OF OPTIONS
THE RISKS ASSOCIATED WITH PURCHASING AND WRITING CALL AND PUT
                           OPTIONS

If approved, the following would be added to the registration statement of the Fund:

     Options Transactions

     The Fund may purchase and write (i.e., sell) put and call options on any security in which it may invest or options on any securities index. These options are traded on U.S. exchanges or in the over-the-counter market to hedge its portfolio and to enhance the Funds return. The fund may write covered put and call options to generate additional income through the receipt of premiums and purchase call options in an effort to protect against an increase in the price of securities it intends to purchase. The Fund may also purchase put and call options to offset previously written put and call options of the same series.

     A call option gives the purchaser, in exchange for a premium paid, the right for a specified period of time to purchase the securities or securities in the index subject to the option at a specified price (the exercise or strike price). The writer of a call option, in return for the premium, has the obligation, upon exercise of the option, to deliver, depending upon the terms of the option contract, the underlying securities or a specified amount of cash to the purchaser upon receipt of the exercise price. When the Fund writes a call option, it gives up the potential for gain on the underlying securities or in excess of the price of the option during the period that the option is open.

     A put option gives the purchaser, in return for a premium, the right, for a specified period of time, to sell the securities subject to the option to the writer of the put at the specified exercise price. The writer of the put option, in return for the premium, has the obligation, upon exercise of the option, to acquire the securities underlying the option at the exercise price. The Fund might, therefore, be obligated to purchase the underlying securities for more than their current market price.

     The Fund will write only "covered" options. A written option is covered if, as long as the Fund is obligated under the option, it (i) owns an offsetting position in the underlying security or (ii) maintains in a segregated account, cash or other liquid assets in an amount equal to or greater than its obligation under the option. Under the first circumstance, the Fund's losses are limited because it owns the underlying security; under the second circumstance, in the case of a written call option, the Fund's losses are potentially unlimited. There is no limitation on the amount of call options the Fund may write.

     The Fund may also write a call option, which can serve as a limited short hedge because decreases in value of the hedge investment would be offset to the extent of the premium received for writing the option. However, if the security appreciates to a price higher than the exercise price of the call option, it can be expected that the call will be exercised and the Fund will be obligated to sell the security at less than its market value.

     The Fund may purchase and sell put and call options on securities indices. Securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash payments and does not involve the actual purchase or sale of securities. When purchasing or selling securities index options, the Fund is subject to the risk that the value of its portfolio securities may not change as much as or more than the index because the Fund's investments generally will not match the composition of the index.

     At this time the Fund does not intend to invest (i.e., purchase & sell call and put options) more than 5% of its net assets in options.

     Risks of Hedging and Return Enhancement Strategies

     Participating in the options markets involves investment risks and transaction costs to which the Fund would not be subject absent the use of these strategies. The Fund, and thus its investors, may lose money through any unsuccessful use of these strategies. Risks inherent to the use of options include (1) imperfect correlation between the price of the option and movement in the price of the securities being hedged; (2) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (3) the possible absence of a liquid secondary market for any particular instrument at any time; (4) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (5) the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Fund to sell a portfolio security at a disadvantageous time, due to the need for the Fund to maintain "cover" or to segregate securities in connection with hedging transactions.

     The Fund will generally purchase options on an exchange only if it appears to be a liquid secondary market for such options or futures; the Fund will generally purchase OTC options only if the investment advisor believes that the other party to options will continue to make a market for such options. However, there can be no assurance that a liquid secondary market will continue to exist or that the other party will continue to make a market. Thus, it may not be possible to close an option transaction. The inability to close option positions also could have an adverse impact on the Fund's ability to effectively hedge its portfolio.
     There is also the risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option.

The Fund's Investment Restrictions states that the Fund will not "...invest in options, futures, commodities or in commodity contracts, restricted securities, mortgages, oil, gas, mineral or other exploration or development programs."

The proposed amendment would delete the word "options" from this restriction.


3.     FUND INFORMATION

                          THE FUND

MUHLENKAMP FUND ("The Fund"), a Series of the Wexford Trust (The Registrant), is a diversified open-end mutual fund that continuously offers its shares for sale to the public. The Fund will manage its assets to seek to maximize total returns to its shareholders, primarily by acquiring and holding a diversified list of common stocks. The Fund may also acquire and hold fixed-income or debt investments as market conditions warrant and when, in the opinion of its advisor, it is deemed desirable or necessary in order to attempt to achieve its investment objectives. (For further information, please refer to "Investment Objectives and Policies" section in the enclosed Prospectus).

                      CAPITAL OF TRUST

Fund capital consists of an unlimited number of shares of beneficial interest having a par value of $.001 each. When issued, each share or fraction thereof is fully paid, non-assessable, transferable and redeemable. All shares are of the same class, and each full share has one vote. The Fund is presently the only fund of the Wexford Trust, as a Massachusetts Business Trust. As part of a trust, each fund would have its own Board of Trustees which supervise fund activities and review contractual arrangements. Fractional shares are issued to three decimal places, but do not carry voting rights. As a trust, there is no requirement to hold annual shareholder meetings. However, it is intended that special meetings, which may be called upon the request of the owners of 10% of shares outstanding, will be held as needed or required when and as duly called. Approval of a majority of the shares outstanding must first be obtained before changing fundamental policies: to amend the contract with its investment advisor, to terminate the Fund, or to change any other items on which shareholders are granted such rights by law or under provisions of its Declaration of Trust. A majority of Trustees must have been voted into office by shareholders even though Trustees may fill vacancies without a shareholder vote so long as such appointments do not produce a majority of Trustees holding office. The Fund offers its own shares exclusively.

                     BROKER ALLOCATIONS

The placement of orders for the purchase and sale of portfolio securities are made under the control of the President of the Fund, subject to the overall supervision of the Board of Trustees. All orders are placed at the best price and best execution obtainable, except that the Fund shall be permitted to select broker-dealers who provide economic, corporate and investment research services, if in the opinion of the Fund's management and Board of Trustees, such placement serves the best interest of the Fund and its shareholders.

                   PORTFOLIO TRANSACTIONS

  The policy of the Fund is to limit portfolio turnover to transactions necessary to carry out its investment policies and/or to obtain cash, as necessary, for redemption of its shares. The Fund's portfolio turnover rate, which is the lesser of the total purchases or sales on an annualized basis, divided by the average total market value of the assets held, will vary from period to period depending upon market conditions. The Fund has had an average turnover rate of 24% over the last seven years. It is anticipated the Fund will generally not exceed a turnover rate of 100% per year in normal market conditions. High portfolio turnover incurs additional brokerage costs and creates portfolio gains or losses, which affect shareholder return rates and taxes. Refer to sections herein entitled "Broker Allocations" for more information on these subjects.

                      FUND INFORMATION

Assets of the Fund and Shares Outstanding:

Net Assets as of December 31, 1997: $125,460,638
Shares outstanding and authorized to vote on March 6, 1998:
3,979,925.

No Person beneficially owns more than 5% of the Fund's shares as of March 6, 1998.


4.     MISCELLANEOUS

              QUORUM AND METHODS OF TABULATION

Fifty percent of the shares entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business with respect to such proposals at the Meeting. Persons appointed by the Trust, as tellers for the meeting, will count votes cast by proxy or in person at the meeting.

The two nominees for election as Trustees at the Meeting who receive a plurality of the shares voting for the election for Trustees shall be elected Trustees.

The fundamental investment restriction change requires the affirmative vote of a majority of the shares entitled to vote. Under the investment company act a majority of the outstanding shares means the vote of: (A) 67 percentum or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of such the company are present or represented by proxy: or
(B) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

                       OTHER BUSINESS

The trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance to the judgements of the persons named as proxies in the enclosed form of proxy.



                   SOLICITATION OF PROXIES

In addition to the solicitation of proxies by mail, Trustees of the Fund and employees of Muhlenkamp & Company, Inc. may solicit proxies in person or by telephone. The Fund pays the costs of any such solicitation.


                         ADJOURNMENT

If sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any adjournment will require the affirmative vote of the majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies required to be voted against any of such proposals. The Fund pays the costs of any such solicitation and of any adjourned session.